Exhibit 16.1


October 20, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

	Re:	Clancy Systems International, Inc.
		File Ref. No. 33-4882-D

Ladies and Gentlemen:

We were previously the principal auditor for Clancy Systems
International, Inc. and, under the date of December 23, 2003, we reported on the consolidated financial statements of Clancy
Systems International, Inc. as of and for the years ended September
30, 2003 and 2002. Our appointment as principal auditor was terminated effective October 1, 2004. We have read the statements included under item 4.01 of Clancy Systems International, Inc. Form 8-K dated October 20, 2004 and we agree with the information contained in paragraph (a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                         Sincerely


                                        /s/ Causey Demgen & Moore Inc.
                                        Name: Causey Demgen & Moore Inc.